                                                                EXHIBIT 10.1


                     AMENDED AND RESTATED PROMISSORY NOTE


$45,429,479.12              As of May 28, 2003          Biloxi, Mississippi


                           STATEMENT OF BACKGROUND

  A. On or about July 22, 1997, LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lender"), made a loan to PRESIDENT BROADWATER HOTEL, L.L.C., a Mississippi limited liability company ("Borrower"), in the original principal amount of $30,000,000.00 (the "Existing Loan") for the purpose of financing the acquisition of a beach hotel, golf course, and marina complex known as Broadwater Beach Resort located in Biloxi, Harrison County, Mississippi (the "Property"). The Existing Loan is evidenced by that certain Promissory Note, dated as of July 22, 1997, executed by Borrower payable to the order of Lender in the original principal amount of $30,000,000.00 (the "Existing Note"). The Existing Loan is secured by, among other things: (i) that certain Deed of Trust, Security Agreement, and Fixture Filing, dated as of July 22, 1997, executed by Borrower in favor of Steven M. Hendrix, Esq., as Trustee, for the benefit of Lender, and recorded on July 24, 1997, as Document No. 97-3567 in the Office of the Chancery Clerk, Second Judicial District, Harrison County, Mississippi, encumbering, inter alia, the Property (the "Existing Deed of Trust") (ii) that certain Assignment of Leases and Rents, dated as of July 22, 1997, executed and delivered by Borrower, as assignor, in favor of Lender, as assignee, and recorded on July 24, 1997, as Document No. 97-3568 in the aforesaid records (the "Existing Lease Assignment") and (iii) that certain Security Agreement and Assignment of Contractual Agreements Affecting Real Estate, dated as July 22, 1997, executed by Borrower, as assignor, and Lender, as assignee (the "Existing Security Agreement"). As additional security for the Loan, (i) Borrower executed that certain Security Agreement and Lockbox Agreement, dated as of July 22, 1997 (the "Existing Lockbox Agreement") and (ii) President Casinos, Inc., a Delaware corporation ("PCI") and The President Riverboat Casino-Mississippi, Inc., a Mississippi corporation ("PRCM"; PCI and PRCM are referred to herein collectively as the "Indemnitors"), executed and delivered (i) that certain Indemnity and Guaranty Agreement, dated as of July 22, 1997, in favor of Lender (the "Guaranty Agreement"), and (ii) together with Borrower, that certain Indemnity Agreement, dated as of July 22, 1997, in favor of Lender (the "Hazardous Materials Indemnity"). Also, in connection with the Existing Loan, PCI executed that certain Unconditional Guaranty of Lease Obligations, dated as of July 22, 1997, in favor of Lender (the "Sublease Guaranty"). The Guaranty Agreement, the Hazardous Materials Indemnity, and the Sublease Guaranty are herein occasionally referred to collectively as the "Indemnities." The Existing Note, the Existing Deed of Trust, the Existing Lease Assignment, the Existing Security Agreement, the Existing Lockbox Agreement, the Indemnities, and any and all other documents evidencing, securing, guarantying, or otherwise relating to the Existing Loan are hereinafter referred to collectively as the "Existing Loan Documents."

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  B. The Existing Loan matured on July 22, 2000, without payment in full by
Borrower. On April 19, 2001, the Borrower filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Mississippi (Southern Division) (the "Bankruptcy Court"), commencing that case styled as In re President Broadwater Hotel, L.L.C., Case No. 01-52168-SEG (the "Bankruptcy Case"). On October 16, 2002, Borrower filed a Debtor's Plan of Reorganization in the Bankruptcy Case (the "Original Plan") and subsequently, on February 28, 2003, filed in the Bankruptcy Case its Modification to Debtor's Plan of Reorganization (the "Plan Modification"; and the Original Plan as modified by the Plan Modification being herein the "Plan"). On May 2003, the Bankruptcy Court entered its Confirmation Order (the "Confirmation Order") in the Bankruptcy Case confirming the Plan and pursuant to which, among other terms and provisions of the Confirmation Order, the Existing Loan will be amended and restated (as amended and restated, the "Restated Loan") by the execution and delivery of this Amended and Restated Promissory Note (this "Restated Note") and the execution and delivery of documents and instruments amending and restating the other Existing Loan Documents, and certain other documents, all in accordance with the Plan and Confirmation Order (this Restated Note, together with any and all other instruments and agreements now or hereafter evidencing, securing, guarantying, or otherwise relating to the Restated Loan, and all renewals, extensions, consolidations, restatements, and other modifications of the foregoing are herein collectively occasionally referred to as the "Restated Loan Documents").

  Accordingly, this Restated Note is and shall constitute the amendment and restatement of the Existing Note required by and to be executed and delivered in accordance with the Plan and Confirmation Order.

  FOR VALUE RECEIVED, the undersigned, PRESIDENT BROADWATER HOTEL, L.L.C., a Mississippi limited liability company, whose mailing address is 2110 Beach Boulevard, Biloxi, Mississippi 39531, promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, without grace except as expressly provided herein, at Lender's principal place of business at 399 Park Avenue, 8th Floor, New York, New York 10022, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of forty-five million four hundred twenty-nine thousand four hundred seventy-nine & 12/100 ($45,429,479.12), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date hereof, at the Applicable Interest Rate, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

                           ARTICLE I - DEFINITIONS

  1.01 Certain Definitions. In addition to the other defined terms defined in this Restated Note, the following terms shall have the following meanings:

    (a) The term "Adjusted Lehman Claim Amount" shall mean a principal portion of the Lehman Claim Amount equal to $43,012,861.66, which amount has been determined for purposes of the Restated Loan pursuant to and in accordance with the Plan.

    (b) As used herein, the term "Applicable Interest Rate" shall mean an interest rate per annum equal to twelve and seventy-five hundredths percent (12.75%).

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    (c) The term "Event of Default" shall have the meaning given thereto in the Restated Deed of Trust.

    (d) The term "Interest Payment Due Date" shall mean the fifteenth (15th) day of each calendar month during the term of the Restated Loan commencing with June 15, 2003.

    (e) As used herein, the term "Interest Period" shall mean (i) with respect to the calculation of the first payment of interest due under this Restated Note, the period commencing on the date hereof and continuing through May 31, 2003, and (ii) with respect to the calculation of each subsequent payment of interest due under this Restated Note, the calendar month or portion thereof with respect to which such interest is due and payable.

    (f) The term "Interim Principal Payment Due Date" shall refer to any date on which any Priority Expense Reduction Principal Payment or any Administrative Expense Reduction Principal Payment is due as provided in
Section 2.02(b) and 2.02(c), respectively, herein below.

    (g) The term "Initial Interest Pay Rate" shall mean an interest rate per annum in an amount equal to LIBOR plus four percent (4.0%).

    (h) The term "Lehman Claim Amount" shall mean the principal of $45,429,479.12, being the principal balance of this Note, which amount has been determined pursuant to and in accordance with the Plan, as such principal amount may be reduced by principal payments hereafter on this Restated Note.

    (i) The term "LIBOR" shall mean a rate effective for each Interest Period equal to the rate per annum (rounded upwards, if not already in even one-sixteenths of one percent, to the nearest one-sixteenth of one percent) published in the Money Rates section of the "Wall Street Journal" for the date which is two (2) LIBOR Business Days prior to the first day of such Interest Period, as the London Interbank Offered Rate for U.S. dollar deposits having a designated maturity of one (1) month (or if such publication shall cease to be publicly available or if the information contained in such publication, in Lender's judgment, shall cease to accurately reflect such London Interbank Offered Rate, then Lender may select any publicly available source of similar market data which, in Lender's sole judgment, accurately reflects such London Interbank Offered
Rate). Upon notice from Lender to Borrower, LIBOR shall be adjusted for reserves in a manner determined by Lender in good faith and consistent with the adjustment methods generally applied by Lender, to be sufficient to compensate Lender for the effect of such reserves on the net return to Lender from the interest and other payments under this Restated Note. In determining such adjustments, Lender may use any reasonable averaging and attribution methods generally applied by Lender. Notwithstanding any provision to the contrary in the foregoing portion of this Section 1.01(i), for purposes of determining the Initial Interest Pay Rate and the Stabilized Interest Pay Rate applicable to the partial Interest Period commencing on the date hereof and ending on and including May 31, 2003, "LIBOR" shall mean a rate effective for such partial Interest Period equal to the rate per annum (rounded upwards, if not already in even one-sixteenths of one percent, to the nearest one-sixteenth of one percent) published in the Money Rates section of the "Wall Street Journal" for the date which is two (2) LIBOR Business Days prior to the date hereof, as the London Interbank Offered Rate for U.S. dollar deposits having a designated maturity of one
(1) month.


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    (j) The term "LIBOR Business Day" shall mean any day which is not a
Saturday, a Sunday, or a day on which banks in the City of London, England, are required or permitted to be closed for interbank or foreign exchange transactions.

    (k) The term "Maturity Date" shall mean June 1, 2005.

    (l) The term "Restated Deed of Trust" shall mean that certain Amended and Restated Deed of Trust, Security Agreement and Fixture Filing, of even dated herewith, from Borrower in favor of Stephen W. Rosenblatt, Esq., as Trustee for the benefit of Lender.

    (m) The term "Stabilized Interest Pay Rate" shall mean an interest rate per annum equal to the greater of (A) seven and seventy-five hundredths percent (7.75%) or (B) a rate equal to LIBOR plus four percent (4.0%).

                       ARTICLE II - TERMS AND CONDITIONS

  2.01 Accrual and Calculation of Interest. Interest shall accrue pursuant to this Restated Note on the Lehman Claim Amount at the Applicable Interest Rate. Interest shall be computed hereunder based on a 360-day year, and shall accrue for each and every day (365 days per year, 366 days per leap year) on which any such indebtedness remains outstanding hereunder. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. The entire principal indebtedness now evidenced by this Restated Note shall be conclusively deemed to have been advanced as of the date hereof Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time at said place of payment shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business.
  2.02  Payments of Principal and Interest.

    (a) Borrower shall make monthly payments of interest under this Restated Note as follows:

      (i) On each Interest Payment Due Date through and including June 15, 2005, Borrower shall pay to Lender a portion of the interest accrued under
Section 2.01 of this Restated Note in an amount equal to the interest accrued during the immediately preceding Interest Period on the Adjusted Lehman Claim Amount at the Stabilized Interest Pay Rate.

      (ii) (A) Notwithstanding the interest payment terms of Section 2.02(a)(i) hereinabove, provided that no Event of Default shall have occurred, and subject to the obligation of Borrower to make the interest payment on November 15, 2003 required to be made pursuant to 2.02(a)(ii)(B) herein below, Borrower shall be entitled, at its election, to pay interest on the Interest Payment Due Dates of June 15, 2003, through and including October 15, 2003 (the "Deferring Interest Payments"), only in an amount equal to interest accrued during the Interest Period immediately preceding each such Interest Payment Due Date on the Adjusted Lehman Claim Amount at the Initial Interest Pay Rate.
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            (B) In the event Borrower shall have elected to make the
Deferring Interest Payments on the Interest Payment Due Dates through and including October 15, 2003, in accordance with and subject to the terms and conditions of Section 2.02(a)(ii)(A) hereinabove, then on November 15, 2003, Borrower shall make an interest payment equal to all interest accrued and unpaid on the Adjusted Lehman Claim Amount through and including October 31, 2003, at the Stabilized Interest Pay Rate less the total Deferring Interest Payments actually received by Lender.

    (b) If the Bankruptcy Court hereafter approves, by entry of its order in the Bankruptcy Case, priority expenses of the Borrower which, in the aggregate, are less than $53,906.00 (the amount of such difference is herein referred to as the "Priority Expense Reduction"), then, as required by
Section 5.5.2(e) of the Plan, Borrower shall make a principal payment in an amount equal to the Priority Expense Reduction (the "Priority Expense Reduction Principal Payment") on the date such order is so entered.

    (c) If the Bankruptcy Court hereafter approves, by entry of its order in the Bankruptcy Case, administrative expenses of the Borrower which, in the aggregate, are less than $350,000.00 (the amount of any such difference is herein referred to as the "Administrative Expense Reduction"), then, as required by Section 5.5.2(e) of the Plan, Borrower shall make a principal payment in an amount equal to the Administrative Expense Reduction (the "Administrative Expense Reduction Principal Payment") on the date such order is so entered.

    (d) On the Maturity Date, the entire outstanding principal balance of this Restated Note, constituting the Lehman Claim Amount, together with all accrued and unpaid interest thereon at the Applicable Interest Rate, shall be due and payable in full.

    (e) All payments (both principal and interest) due under this Restated Note shall be payable without setoff, counterclaim, or any other deduction whatsoever.

  2.03  Prepayment.

    (a) The principal indebtedness evidenced by this Restated Note may be prepaid in whole, but not in part (except as otherwise specifically provided in Section 2.03(b), below), provided (i) written notice of such prepayment is received by Lender not less than thirty (30) days prior to the date of such prepayment, (ii) such prepayment is accompanied by all interest accrued but unpaid hereunder (or, in the case of a permitted partial prepayment, that portion of such accrued interest which is attributable to the principal sum prepaid) and all other sums due hereunder or under the other Restated Loan Documents, and (hi) if such prepayment is made other than on the first day of a calendar month, such prepayment is also accompanied by the prepayment premium required pursuant to Section 2.03(c) hereinbelow.

    (b) Partial prepayments of this Restated Note shall not be permitted, without Lender's prior written consent, except (i) partial prepayments resulting from Lender applying insurance or condemnation proceeds to reduce the outstanding principal balance of this Restated Note as provided in the Restated Deed of Trust; (ii) the partial prepayment resulting from the application of disbursements made in accordance with the Restated Lockbox Agreement (as hereinafter defined); and (iii) partial prepayments resulting

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from a Priority Expense Reduction Principal Payment or an Administrative
Expense Reduction Principal Payment. Any such partial principal prepayments shall be deemed to also reduce the Adjusted Lehman Claim Amount.

    (c) In the event that Borrower shall prepay any portion of the principal evidenced by this Restated Note other than on the first day of a calendar month, then Borrower shall pay, in addition to all other amounts required to be paid under Sections 2.03(a) and 2.03(b) hereinabove, a prepayment premium equal to the amount of interest which would have accrued on the principal amount so prepaid during the remainder of the calendar month following the last day for which interest accrued on said amount so prepaid. The prepayment premium provided for herein shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Restated Note is paid prior to the Maturity Date and other than on the first day of a calendar month, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lender's exercise of its rights upon Borrower's default and acceleration of the Maturity Date of this Restated Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Restated Loan Documents. No tender of a prepayment of this Restated Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee.

  2.04 Security. The indebtedness evidenced by this Restated Note and the obligations created hereby are secured by, among other things (i) the Restated Deed of Trust relating to Broadwater Beach Hotel and Resort, the Sun Golf Course, related properties, and all other assets of Borrower (collectively, the "Security Property") and to be recorded in the real property records of the Second Judicial District, Harrison County, Mississippi, on or about the date hereof and (ii) that certain Amended and Restated Security Agreement and Lockbox Agreement, dated as of the date hereof, executed by and among Borrower, Lender, and TriMont Real Estate Advisors, Inc., as Lender's loan servicer (the "Restated Lockbox Agreement"). All of the terms and provisions of the Restated Loan Documents are incorporated herein by reference. The Restated Deed of Trust and certain of the other Restated Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

  2.05 Late Charge. If any sum payable under this Restated Note (other than the final payment of the principal balance due on the Maturity Date) is not paid prior to the tenth (10th) day following the date such sum is due, then Borrower shall pay to Lender on demand an amount equal to four percent (4.0%) of such past due sum to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of use of such delinquent payment, and such amount shall be secured by the Restated Deed of Trust and the other Restated Loan Documents.

  2.06  Default; Default Interest Rate.

    (a) It is hereby expressly agreed that should any payment of principal or interest required under this Restated Note not be made on or before the applicable Interest Payment Due Date or the applicable Interim Principal Payment Due Date which is not cured within any grace or cure period (if any) applicable thereto pursuant to Section 2.06(b), below, should any other default occur under any of the Restated Loan Documents which is not cured within any grace or cure period (if any) applicable thereto, or should any

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other Event of Default occur, then an event of default shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any of the other Restated Loan Documents, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated Maturity Date. So long as any default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Restated Note (being the Lehman Claim Amount) at a rate per annum (the "Default Interest Rate") equal to four percent (4.0%) plus the Applicable Interest Rate which would be in effect hereunder absent such default or maturity, or, if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law, and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Restated Note or in any of the other Restated Loan Documents, or otherwise available at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or concurrently in Lender's discretion. In the event this Restated Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees and expenses.

    (b) Notwithstanding any provision in Section 2.06(a), above, or elsewhere in this Restated Note to the contrary, Borrower shall be entitled to written notice of any failure to timely deliver any monthly interest payment and to cure any such default within thirty (30) days after receipt of any such payment default notice, provided, however, that Lender shall not be obligated to give any such payment default notice or to afford Borrower any such thirty (30) day cure period, and Borrower shall not be entitled to receive any such payment default notice or to have any such thirty (30) day cure period, more than twice in any twelve (12) month period during the term of this Restated Note (with the first such twelve (12) month period commencing on the date hereof and ending on the day preceding that date which is the first annual anniversary of the date hereof). Borrower shall be deemed to have received any such payment default notice which (i) is not deliverable to Borrower at the address set forth hereinabove in this Restated Note or (ii) if Borrower shall refuse to accept delivery at such address.

  2.07  Limitations on Recourse.

    (a) Notwithstanding anything in the Restated Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that (i) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Restated Loan Documents to the full extent (but only to the extent) of the security therefore, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Restated Loan Documents (collectively, the "Security Property"), (ii) if default occurs in the timely

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and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Borrower under the Restated Loan Documents, then, except as may be expressly set forth in any indemnity or guaranty securing this Restated Note, or in any of the other Restated Loan Documents (A) any judicial proceedings brought by Lender against Borrower or any indemnitor or guarantor of the indebtedness evidenced by this Restated Note, shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Restated Note and/or the other obligations of Borrower under the Restated Loan Documents, and (B) no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower or such indemnitor or guarantor other than the Security Property except with respect to the liability described below in this Section and in such indemnities and guaranties, and (hi) except as may be expressly set forth in any indemnity or guaranty securing this Restated Note, or in any of the other Restated Loan Documents, in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Restated Note and/or the other obligations of Borrower under the Restated Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower or any indemnitor or guarantor, except with respect to the liability described below in this Section 2.07 and/or to the extent necessary to enforce Lender's rights with respect to the Security Property.

    (b) Notwithstanding the provisions of Section 2.07(a), above, Borrower and "Guarantors" (as defined in this Section 2.07(b), below) shall be fully and personally liable and subject to legal action for, and shall indemnify Lender for and with respect to, (i) proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Restated Loan Documents, should have been delivered to Lender; (ii) proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Restated Loan Documents, should have been delivered to Lender; (hi) all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, or which are not delivered to Lender upon a foreclosure of the Security Property or action in lieu thereof, unless such deposits have previously been delivered to Lender's servicer pursuant to the Restated Lockbox Agreement; (iv) rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one month in advance, except to the extent such rent and other payments have been deposited in the "Lockbox Account" established pursuant to the Restated Lockbox Agreement; (v) rents, issues, profits, revenues and proceeds of accounts or general intangibles of all or any portion of the Security Property received or applicable to a period after any notice of default from Lender under the Restated Loan Documents, except to the extent such rents, issues, profits or revenues have been deposited in the "Lockbox Account" established pursuant to the Restated Lockbox Agreement; (vi) waste committed on the Security Property, damage to the Security Property as a result of the intentional misconduct or negligence of Borrower or any of its

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principals, officers or general partners, or any agent or employee of such persons, or any removal or disposal of the Security Property in violation of the terms of the Restated Loan Documents; (vii) any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens not paid to the appropriate payee which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Restated Deed of Trust or the other Restated Loan Documents, to the full extent of the amount claimed by any such lien claimant; (viii) all obligations and indemnities of Borrower under the Restated Loan Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Security Property) incurred by Lender as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations; (ix) failure of the Security Property to be in compliance with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities; (x) failure to operate and maintain the Security Property in accordance with other laws, ordinances and regulations relating thereto; (xi) all obligations of Borrower under the Restated Loan Documents to indemnify, hold harmless or defend Lender against any claims, actions or demands against Lender relating to the loan evidenced hereby, the Restated Loan Documents or the Property other than those finally determined to have resulted solely from the gross negligence or willful misconduct of Lender; (xii) fraud or material misrepresentation by Borrower or any member or general partner in Borrower, or by any principals, officers or general partners of Borrower or any member or general partner in Borrower, or by any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of Borrower or any member or general partner in Borrower, or on behalf of any principal, officer or general partner of Borrower or of any member or general partner in Borrower, or on behalf of any guarantor or any indemnitor, to the full extent of any losses, damages and expenses incurred by Lender on account thereof; (xiii) the amount of any loss or damage to the Security Property resulting from flood or earthquake, to the extent such loss or damage is not covered by flood or earthquake insurance, respectively (whether such lack of coverage results from coverage limits, deductibles, coinsurance provisions, or otherwise); (xiv) the amount of any loss, damage or liability incurred by Lender as a result of Borrower's hazard insurance coverage on the Security Property being less than full replacement cost coverage; (xv) any loss of the Security Property due to forfeiture thereof or of any portion thereof or interest therein as a result of any criminal or quasi-criminal activity by Borrower (or any person so related to Borrower or the Security Property that the Security Property or any portion thereof or any interest therein might be forfeited on account of the activity of such person), to the full extent of the diminution in the net realizable value to Lender of the Security Property; (xvi) costs and expenses (including, without limitation, attorney's fees) incurred by Lender in the enforcement of Lender's rights and remedies under this Restated Note or any of the other Restated Loan Documents, or at law or in equity with respect to the loan evidenced and secured by the Restated Loan Documents; and (xvii) the amount of any loss, damage or liability incurred by Lender as a result of any default under, transfer or assignment of, or cancellation, rejection, surrender, amendment or modification of that certain Ground Lease Agreement, dated May 24, 1995, by and between the Mississippi

Division of the United Sons of Confederate Veterans (the "Confederate Veterans") and BH Acquisition Corporation, as assigned to Borrower (the "Lease"), including, without limitation, any losses, costs or expenses incurred in connection with construction of substitute fairways, tee boxes and greens and any other improvements presently located on the property affected by the Lease, including the costs of obtaining any necessary governmental consents or approvals, permits or rezonings for such purpose. Nothing contained in this Section 2.07 shall (A) be deemed to be a release or impairment of the indebtedness evidenced by this Restated Note or the other obligations of Borrower under the Restated Loan Documents or the lien of the Restated Loan Documents upon the Security Property, or (B) preclude Lender from foreclosing the Restated Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this section, or (C) limit or impair in any way whatsoever the Indemnity and Guaranty Agreement, dated as of July 22, 1997, executed and delivered by President Casinos, Inc., and President Riverboat Casino-Mississippi, Inc. (collectively, "Guarantors" and individually, a "Guarantor") in connection with the indebtedness evidenced by this Restated Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to such Indemnity and Guaranty Agreement.

    (c) Notwithstanding the provisions of Section 2.07(a), above, the agreement of Lender not to pursue recourse liability as set forth in such
Section 2.07(a) SHALL BECOME NULL AND VOID and shall be of no further force or effect and this Restated Note shall become fully recourse to Borrower in the event: (i) of a voluntary bankruptcy filing by Borrower, any member or general partner in Borrower, any Guarantor, or President Riverboat Casino-Mississippi, Inc. (i.e., PRCM) or any person or entity succeeding to the rights of President Mississippi under that certain Restated Lease Agreement dated November, 1992, and effective as of July 15, 1992, as amended, between BH Acquisition Corporation and PRCM (PRCM and any such person or entity succeeding to such rights under the Restated Lease Agreement being hereinafter referred to as "Sublessee"), or an involuntary filing against Borrower, any member or general partner in Borrower, any Guarantor or Sublessee not dismissed within ninety (90) days (except if such involuntary action is brought by Lender); (ii) of failure to permit on-site inspections of the Security Property in accordance with the terms of the Restated Deed of Trust or failure to deliver financial information as required under the Restated Loan Documents, subject to any notice and right to cure provisions set forth therein; (iii) any financial information concerning Borrower, any member or general partner in Borrower, any Guarantor or Sublessee submitted to Lender by any of them is fraudulent in any respect, contains any fraudulent information or misrepresents in any material respect the financial condition of Borrower, any member or general partner in Borrower, any Guarantor or Sublessee; (iv) of Borrower's failure to obtain Lender's prior written consent to any subordinate financing secured by the Security Property as required under Section 1.13 of the Security Instrument; (v) of Borrower's failure to obtain Lender's prior written consent to any transfer of the Security Property or of any direct or indirect ownership interest in Borrower to the extent such consent is required under the Restated Loan Documents; or (vi) Borrower contests the validity or enforceability of the Restated Loan Documents and/or asserts defenses for the sole purpose of delaying, hindering or impairing Lender's rights or remedies under the Restated Loan Documents or at law or in equity.

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
                       ARTICLE III - GENERAL CONDITIONS

  3.01 No Waiver; Amendment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Restated Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Restated Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Restated Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Restated Note shall operate to release, discharge, modify, change, or affect the original liability of Borrower under this Restated Note, either in whole or in part, unless Lender agrees otherwise in writing. This Restated Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

  3.02 Waivers. Presentment for payment, notice of intention to accelerate, notice of acceleration, demand, protest and notice of demand, protest, and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption, and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Restated Note or the other Restated Loan Documents.

  3.03 Limit of Validity. The provisions of this Restated Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Restated Note or otherwise, shall the amount paid or agreed to be paid ("Interest") to Lender for the use, forbearance or retention of the money loaned under this Restated Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Restated Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal balance of this Restated Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 3.03 shall control all agreements between Borrower and Lender.

  3.04 Use of Funds. Borrower hereby warrants, represents, and covenants that all funds disbursed hereunder have been, and shall be, used for business or commercial purposes and that no funds disbursed hereunder have been, or shall be, used for personal, family, or household purposes.

  3.05 Unconditional Payment. Borrower is and shall be obligated to pay principal, interest, and any and all other amounts which become payable hereunder or under the other Restated Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution, or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency, or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Restated Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Restated Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

  3.06  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

    (a) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (I) SUBMITS TO PERSONAL JURISDICTION IN THE STATE WHERE THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION, OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS RESTATED NOTE, (II) AGREES THAT ANY SUCH ACTION, SUIT, OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY WHERE THE PROPERTY IS LOCATED, (III) SUBMITS TO THE JURISDICTION OF SUCH COURTS AND, (IV) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT BORROWER WILL NOT BRING ANY ACTION, SUIT, OR PROCEEDING IN ANY FORUM OTHER THAN SUCH COURTS IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM), PROVIDED, HOWEVER, THAT PURSUANT TO THE CONFIRMATION ORDER ANY DISPUTE BY BORROWER ARISING AS TO THE INTERPRETATION OF THIS RESTATED NOTE OR ANY OF THE OTHER RESTATED LOAN DOCUMENTS OR ANY CLAIM BY BORROWER THAT LENDER IS ACTING IN VIOLATION OF ANY OF ITS OBLIGATIONS UNDER THIS RESTATED NOTE OR UNDER ANY OF THE OTHER RESTATED LOAN DOCUMENTS SHALL BE BROUGHT BY BORROWER ONLY BEFORE THE BANKRUPTCY COURT WHICH HAS RETAINED EXCLUSIVE JURISDICTION TO HEAR AND TO DETERMINE ANY SUCH DISPUTE OR CLAIM FOR A PERIOD OF THREE YEARS AFTER THE EFFECTIVE DATE (AS DEFINED IN THE PLAN, AND WHICH DEFINITION IS INCORPORATED HEREIN BY THIS REFERENCE). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION, OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN THE PREAMBLE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE, IN EVERY RESPECT, VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

    (b) BORROWER AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY

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
KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH, AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS RESTATED NOTE OR ANY CONDUCT, ACT, OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS, OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

  3.07 Amendment and Restatement. This Restated Note constitutes an amendment and restatement of the Existing Note in its entirety. This Restated Note is executed and delivered pursuant to the Plan and Confirmation Order, and the Plan and Confirmation Order are incorporated into this Restated Note by this reference with the same force and effect as if the provisions of the Plan and the Confirmation Order were set forth verbatim herein, including, without limitation, all terms and provisions of the Plan and Confirmation Order pursuant to which Borrower waives future rights under the United States Bankruptcy Code.

  3.08 Miscellaneous. The Statement of Background set forth hereinabove is an integral part of this Restated Note and is incorporated herein by this reference. Borrower hereby acknowledges and agrees that the statements set forth in the Statement of Background are accurate and that Borrower shall not hereafter assert that any of such statements is inaccurate. This Restated Note shall be interpreted, construed, and enforced according to the laws of the State of Mississippi without giving effect to its principles of choice of law or conflicts of law. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Restated Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Restated Note. This Restated Note and the other Restated Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof, and any and all prior written agreements and any and all prior and contemporaneous oral agreements relative hereto and thereto which are not contained herein or therein are terminated.

                    ARTICLE IV - DISCOUNTED PAYMENT TERMS

  4.01 Discount for Early Repayment of Restated Loan. Notwithstanding anything to the contrary in this Restated Note, and PROVIDED NO EVENT OF DEFAULT SHALL HAVE OCCURRED, Lender shall accept the following amounts if received by wire transfer in accordance with the following terms and conditions:

    (a) Early Retirement Date. Pursuant to Section 5.5.3 of the Plan,

Borrower shall be deemed to have paid the entire indebtedness evidenced by this Restated Note in full if, on or before November 1, 2003, Borrower shall pay to Lender (i) the entire principal balance of the Adjusted Lehman Claim Amount then outstanding less THREE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($3,500,000.00), plus (ii) all accrued and unpaid interest on the Adjusted Lehman Claim Amount at the Initial Interest Pay Rate as of the date of such payment to Lender.

    (b) Extended Maturity Date. Pursuant to Section 5.5.4 of the Plan, Borrower shall be deemed to have paid the entire balance of this Restated
Note in full if, after November 1, 2003, but on or before the Maturity Date, Borrower shall pay to Lender (i) the entire principal balance of the Adjusted Lehman Claim Amount then outstanding, plus (ii) all accrued and unpaid interest on the Adjusted Lehman Claim Amount at the Stabilized Interest Pay Rate as of the date of such payment to Lender.

    (c) Time of the Essence. Without limiting to the terms of Section 3.08 hereof, it is acknowledged and agreed that TIME IS OF THE ESSENCE WITH RESPECT TO THE TERMS AND PROVISIONS OF THIS ARTICLE IV.

                [BALANCE OF PAGE IS INTENTIONALLY LEFT BLANK.]

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
  IN WITNESS WHEREOF, Borrower has executed this Restated Note, under seal, as of the date first above written.

                                  PRESIDENT BROADWATER HOTEL, L.L.C.,
                   a Mississippi limited liability company

                  By: Broadwater Hotel, Inc., a Mississippi
                        corporation, its sole Manager

                                       By: /s/ John S. Aylsworth
                                          ---------------------------
                           Name: John S. Aylsworth
                                               ----------------------
                           Title: President & COO
                                                ---------------------

                              (CORPORATE SEAL)

  AGREED TO AND APPROVED pursuant to the Confirmation Order as of the date and year first hereinabove written.

                                    LEHMAN BROTHERS HOLDINGS
                                    INC., a Delaware corporation

                                    By: /s/ David S. Broderick
                                       ----------------------------------
                                       Name: David S. Broderick
                                            -----------------------------
                         Title: Authorized Signatory



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